Exhibit 99.1

Jerrick Provides Additional Information Regarding Its Virtual 2020 Annual Meeting of Shareholders and Reaffirms Guidance

FORT LEE, N.J., June 15, 2020 /PRNewswire/ -- Jerrick Media Holdings, Inc. (OTCQB: JMDA) (the “Company” or “Jerrick”), a technology company and the parent company of Vocal, today announced that in response to the public health impact of the coronavirus outbreak (COVID-19) and continued precautions regarding in-person gatherings, the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will take place in a virtual-only format via webcast on Wednesday, July 8th, 2020, at 4:30 p.m. Eastern Time.

The Annual Meeting will be open to shareholders, as well as prospective shareholders, analysts, press, and other interested parties who wish to attend as guests. Instructions for registration and participation in the meeting are included below.

Shareholders who held shares of our common stock as of the close of business on May 22, 2020, the record date, will be entitled to vote their shares on the proposals presented in the Company’s Definitive Proxy Statement, which they can do by following the instructions provided in the proxy materials that they will receive via mail.

Attending the Annual Meeting

The virtual-only meeting will begin promptly on Wednesday, July 8th, 2020 at 4:30 p.m. Eastern Time. Attendees may join the live webcast up to 15 minutes in advance. The meeting will cover the official business described in our proxy statement and include presentations from our management team, along with a question-and-answer period.

We ask that attendees please register in advance to confirm your attendance at the meeting. We will provide further details in the coming weeks surrounding the meeting agenda and instructions for participation.

Meeting Pre-Registration: https://jerrick.media/shareholder-meeting

Voting Your Shares

Shareholders are encouraged to vote their shares in advance of the Annual Meeting, which they can do in one of the following ways:

●	Online, by visiting https://pst.simplyvoting.com/ and completing an electronic proxy card. You will be asked to provide the Control ID that will be included in your proxy materials. Please note that this online voting portal will remain open until July 7th, 2020, 11:59 P.M. Eastern Time.

●	By mail, by filling out your proxy card and returning it promptly in the envelope provided. Your completed proxy card must be received prior to the Annual Meeting.

Shareholders may also vote by electronic ballot during the meeting, by following the instructions to be provided.

Stated Jerrick CEO Jeremy Frommer, “We are in a unique and sometimes surreal moment, with our team preparing to uplist JMDA to the NASDAQ Capital Markets in the midst of one of the most divisive and precarious periods in modern history. Still, we are confident that we will continue creating value for all of Jerrick’s stakeholders.”

“Our second-quarter revenue guidance remains relatively unchanged, with our estimate hovering near $350,000. At the same time, Vocal’s subscriber base and potential revenue pipeline are growing rapidly, and we expect this strong momentum to be reflected in our third and fourth-quarter financial results. My latest article on Vocal fleshes out the proposals to be considered and voted on at our upcoming shareholder meeting, as well as provides perspective on Jerrick’s final chapter as an OTCQB stock.”

Further information regarding the Annual Meeting can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 09, 2020.

Safe Harbor Statement

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

About Jerrick

Jerrick Media Holdings, Inc. is the parent company and creator of the Vocal platform. The Company creates technology-based solutions to solve problems for the creative community. Through Vocal, Jerrick identifies and leverages opportunities within the digital platform and content monetization space. Since launching in 2016, Vocal has become home to over 600,000 content creators and brands of all shapes and sizes, attracting audiences across its network of wholly owned and operated communities.

Jerrick: https://jerrick.media

Jerrick IR: https://investors.jerrick.media

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@jerrick.media

SOURCE Jerrick Media Holdings, Inc.

Related Links

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